Exhibit 10.1
AMERIS BANCORP
2021 OMNIBUS EQUITY INCENTIVE PLAN
(As Amended and Restated Through July 26, 2022)

SECTION 1.    PURPOSE
The purpose of the Ameris Bancorp 2021 Omnibus Equity Incentive Plan (this “Plan”) is to promote the interests of Ameris Bancorp, a Georgia corporation (the “Company”), and its shareholders by providing Employees and Non-Employee Directors with the opportunity to receive grants of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Performance Awards and Other Stock-Based Awards under this Plan. The Company believes that this Plan will encourage Participants to contribute materially to the long-term growth and financial success of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of Participants with those of the Company’s shareholders.
SECTION 2.     DEFINITIONS
As used in this Plan, the following terms have the meanings set forth below:
(a)“Affiliate” means: (i) any entity that, directly or indirectly, is controlled by the Company; (ii) any entity in which the Company has a significant equity interest; (iii) any affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act; and (iv) any entity in which the Company or its Subsidiaries own at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Committee as being a participating employer in this Plan.
(b)“Award” means any grant under this Plan of an Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Performance Award or Other Stock-Based Award, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
(c)“Award Agreement” means any agreement, contract or other instrument or document evidencing any Award, which may be in writing or via an electronic mail or web-based transmission or portal, and which may, but need not, be executed or acknowledged by the applicable Participant.
(d)“Board” means the board of directors of the Company.
(e)“Change in Control” means any one of the following events which may occur after the date the Award is granted:
(i)the acquisition by any person or persons acting in concert of the then outstanding voting securities of the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote thirty percent (30%) or more of any class of voting securities of the Company;
(ii)within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of such board of directors; provided, however, that any director who was not a director as of the beginning of such twelve-month period shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided, further, that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director;
(iii)a reorganization, merger or consolidation, with respect to which (A) persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or (B) persons who were directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation constitute less than a majority of the members of the board of directors (or equivalent governing body) of the reorganized, merged or consolidated company resulting from such reorganization, merger or consolidation;
(iv)the sale, transfer or assignment of all or substantially all of the assets of the Company and its Subsidiaries to any third party; or
(v)approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, (i) unless otherwise provided in an applicable Award Agreement, solely for purposes of determining the timing of any payment pursuant to any Award constituting a “deferral of compensation” subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the U.S. Treasury Regulations; and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction said to result in a change of control of the Company (e.g., upon the announcement, commencement or shareholder approval of any event or transaction that, if completed, would result in a change of control of the Company).
(f)“Code” means the Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulation thereunder and any successor or similar provision.
(g)“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee, in each case, as designated by the Board to administer this Plan. The Committee shall be composed of no fewer than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder. The members of the Committee shall be appointed from time to time and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee.
(h)“Company” has the meaning given thereto in Section 1 of this Plan.
(i)“Director” means a member of the Board.
(j)“Disability,” with respect to any Participant, has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or any Subsidiary or Affiliate for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant, then Disability shall mean that condition described in Section 22(e)(3) of the Code, as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.
(k)“Effective Date” has the meaning given thereto in Section 16.1 of this Plan.
(l)“Employee” means any individual designated as an employee of the Employer (including an officer or director who is designated as an employee). An Employee shall not include any individual during any period such individual is classified or treated by the Company or any Subsidiary or Affiliate as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or any Subsidiary or Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as, by the Internal Revenue Service or any government agency or court, a common-law employee of the Company or any Subsidiary or Affiliate during such period.
(m)“Employer” means the Company or any Subsidiary or Affiliate.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(o)“Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date: (i) the closing sales price of the Shares on the Nasdaq Global Select Market, or any other such securities exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion; and for purposes of a sale of a Share as of any date, the actual sales price on that date. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, then the Committee may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low or average selling prices of a Share on the Nasdaq Global Select Market or other securities exchange on a given date, the trading date preceding a given date, the trading date next succeeding a given date or an average of trading days.
(p)“Full-Value Award” means an Award, other than an Option or SAR, and which is to be settled by the issuance of Shares.
(q)“Grant Price” has the meaning given thereto in Section 6.1 of this Plan.
(r)“Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of this Plan and that is intended to meet the requirements of Section 422 of the Code.
(s)“Non-Employee Director” means a member of the Board who is not an Employee.
(t)“Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of this Plan and is not intended to be an Incentive Stock Option.
(u)“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
(v)“Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

(w)“Other Stock-Based Award” means any Award granted under Sections 9 or 10 of this Plan.
(x)“Participant” means any eligible individual as set forth in Section 5 of this Plan to whom an Award is granted.
(y)“Performance Award” means any Award granted under Sections 8 or 10 of this Plan.
(z)“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards, which may be based on the attainment of specified levels of one or more of the following measures or any such other measures as the Committee determines: earnings, earnings growth, earnings per share, stock price (including growth measures and total shareholder return), internal rate of return, market share, cash flow, net income, adjusted net income, operating income, operating margin, net profit after tax, EBIT, EBITDA, gross profit, operating profit, revenues, asset quality, return on equity, return on tangible common equity, return on assets, return on operating assets, cost saving levels, efficiency ratio, adjusted efficiency ratio, return on capital or shareholder return. Performance Goals may be particular to a Participant or the department, branch, Subsidiary, Affiliate or division in which the Participant works, or may be based on the performance of the Company and/or one or more Subsidiaries and Affiliates of the Company, or a particular line of business, and may, but need not be, based upon a change or an increase or positive result, and shall cover such period as the Committee may specify, subject to Section 5.3 of this Plan. Performance Goals may include or exclude extraordinary items of income, gain or loss, extraordinary charges or expenses, losses from discontinued operations, restatements and accounting changes, changes in tax laws, and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions, or any other items that the Committee deems appropriate.
(aa)“Performance Share” means any Share granted under Sections 8 or 10 of this Plan.
(bb)    “Performance Unit” means a right granted under Section 8 or 10 of this Plan to receive a designated dollar value or number of Shares which is contingent on the achievement of certain Performance Goals during a specified performance period each as set forth in an Award Agreement.
(cc)    “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
(dd)    “Plan” means this Ameris Bancorp 2021 Omnibus Equity Incentive Plan, as amended from time to time.

(ee)    “Prior Plan” means the Ameris Bancorp 2014 Omnibus Equity Compensation Plan.
(ff)    “Restricted Share” means any Share granted under Sections 7 or 10 of this Plan.

(gg)    “Restricted Share Unit” means any unit granted under Sections 7 or 10 of this Plan.

(hh)    “Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any

Subsidiary or Affiliate in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(ii)    “SEC” means the Securities and Exchange Commission or any successor thereto.

(jj)    “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder.

(kk)    “Share Authorization” means the maximum number of Shares available for issuance to Participants under this Plan as set forth in Section 4.1 of this Plan.

(ll)    “Shares” means shares of the common stock, $1.00 par value, of the Company.

(mm)    “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6 or 10 of this Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount, in cash or Shares (or a combination thereof), determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant.

(nn)    “Subsidiary” means any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(oo)    “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a Person acquired (directly or indirectly) by the Company or with which the Company or any Subsidiary of the Company combines, or any Subsidiary of such Person or of the Company, as the case may be.

(pp)    “Tandem SAR” means a Stock Appreciation Right that is granted under Sections 6 or 10 of this Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

(qq)    “Termination of Service” means the termination of the service relationship, whether employment or otherwise, between a Participant and the Company or any Subsidiary or Affiliate, regardless of the fact that severance or similar payments are made to the Participant for any reason, including, but not limited to, a termination by resignation, discharge, death, Disability or Retirement. The Committee shall, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Service, including, but not limited to, the question of whether a leave of absence constitutes a Termination of Service, or whether a Termination of Service is for cause. Unless otherwise provided in an applicable Award Agreement, with respect to Awards constituting a “deferral of compensation” subject to Section 409A of the Code, a “Termination of Service” shall have occurred only if the event constitutes a “separation from service” within the meaning of Section 1.409A-1(h) of the U.S. Treasury Regulations.

(rr)    “2021 Non-Employee Director Awards” has the meaning given thereto in Section 4.1(c) of this Plan.

SECTION 3.     ADMINISTRATION
(a)Authority of Committee.
(a)This Plan shall be administered by the Committee.
(b)Subject to the terms of this Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by this Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms and conditions of any Award; (v) establish any objectives and conditions for earning Awards, including, but not limited to, any Performance Goals; (vi) accelerate the time at which all or any part of an Award may vest or may be settled or exercised; (vii) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) interpret and administer this Plan and any instrument or agreement relating to this Plan or an Award; (x) except to the extent prohibited by Section 14.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan, subject to the exclusive authority of the Board under Section 14 hereof to amend or terminate this Plan. Notwithstanding the provisions of this Section 3.1(b), and except as permitted by the provisions of Section 4.4 hereof or in connection with a Change in Control event, the Committee shall not have the power to, without the prior approval of the Company’s shareholders: (i) amend the terms of previously granted Options or SARs to reduce the Option Price or Grant Price, as applicable, of such Options or SARs; or (ii) cancel such Options or SARs in exchange for (a) cash if on the date of such cancellation the Fair Market Value of one Share is less than the Option Price or Grant Price, as applicable, of the cancelled Options or SARs, or (b) other Awards, Options or SARs with a lower Option Price or Grant Price, as applicable, than the cancelled Options or SARs.
3.2Committee Discretion Binding. Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations and other decisions under or with respect to this Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
3.3Action by the Committee. The Committee shall select one of its members as its Chairperson (unless it otherwise has a Chairperson pursuant to a committee charter or otherwise) and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable.

3.4Delegation. Subject to the terms of this Plan and applicable law, the Committee may delegate to one or more officers of the Company or of any Subsidiary or Affiliate, or to a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by, Participants who are not officers or Directors of the Company for purposes of Section 16 or who are otherwise not subject to such section.
3.5Indemnification. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder. Subject to requirements of Georgia law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer to whom authority was delegated in accordance with Section 3.4 of this Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by the Participant in connection with or resulting from any claim, action, suit or proceeding to which the Participant may be a party or in which the Participant may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by the Participant in settlement thereof, with the Company’s approval, or paid by the Participant in satisfaction of any judgment in any such action, suit or proceeding against the Participant, provided the Participant shall give the Company an opportunity, at its own expense, to handle and defend the same before the Participant undertakes to handle and defend it on the Participant’s own behalf, unless such loss, cost, liability or expense is a result of the Participant’s own willful misconduct or except as expressly provided by statute. This right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law or otherwise, or any power that the Company or any Subsidiary or Affiliate may have to indemnify them or hold them harmless.
SECTION 4.     SHARES AVAILABLE FOR AWARDS
4.1Shares Available.
(a)Subject to the remaining provisions of this Section 4, the stock to be subject to Awards under this Plan shall be Shares and the maximum number of Shares with respect to which Awards may be granted under this Plan (the “Share Authorization”) shall be: (i) 2,500,000 Shares, plus (ii) the number of Shares remaining available for grant under the Prior Plan as of the Effective Date (less the number of Shares subject to the 2021 Non-Employee Director Awards), plus (iii) the number of Shares subject to outstanding awards under the Prior Plan as of the Effective Date, that, after the Effective Date, cease to be outstanding other than by reason of their having been exercised for, or settled in, vested and nonforfeitable Shares.
(b)The maximum number of Shares of the Share Authorization that may be issued pursuant to Incentive Stock Options shall be 2,500,000.
(c)After the Effective Date, no new awards may be granted under the Prior Plan, except for awards of restricted Shares having an aggregate grant date value of approximately $715,000, to be granted no later than June 30, 2021 to the Non-Employee Directors elected at the Company’s 2021 Annual Meeting of Shareholders as the annual equity retainer for their service (the “2021 Non-Employee Director Awards”). Awards outstanding under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms, including, but not limited to, any such terms which may provide for, or result in, the issuance of additional Shares after the Effective Date.

4.2Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under this Plan, nor shall Shares subject to a Substitute Award again be available for Awards under this Plan to the extent of any termination of the Substitute Award by expiration, forfeiture, cancellation, cash settlement or otherwise without the issuance of such Shares. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Shares authorized for grant under this Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Participants prior to such acquisition or combination.
4.3Share Usage. Shares covered by a Full-Value Award shall only be counted as used for purposes of this Plan to the extent they are actually issued. Any Shares related to Full-Value Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan and shall not count against the Share Authorization. The full number of Options and SARs granted that are to be settled by the issuance of Shares shall be counted against the Share Authorization, regardless of the number of Shares actually issued upon exercise or settlement of such Options or SARs. Further, (i) any Shares withheld to satisfy tax withholding obligations on Full-Value Awards shall be available again for grant under this Plan and shall not count against the Share Authorization, but (ii) any Shares withheld to satisfy tax withholding obligations on Options or SARs, Shares tendered to pay the Option Price of Options and Shares repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available Shares under this Plan.
4.4Adjustments. In the event that any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall in an equitable and proportionate manner (and, as applicable, in such manner as is consistent with Sections 409A and 422 of the Code and the regulations thereunder): (i) adjust (a) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under this Plan, (b) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under this Plan, (c) the grant or exercise price with respect to any Award under this Plan, provided that the number of shares subject to any Award shall always be a whole number, and (d) the terms and conditions of any outstanding Awards (including, without limitation, any applicable Performance Goals with respect thereto); (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.
4.5Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.

SECTION 5.     ELIGIBILITY
5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-Employee Directors.

5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time in its sole discretion, select from the individuals eligible to participate, those to whom Awards shall be granted.
5.3    Minimum Vesting Requirements. Notwithstanding any other provision of this Plan to the contrary, Awards (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) any Substitute Awards; (ii) Shares delivered in lieu of fully vested cash obligations; (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least eleven (11) months after the immediately preceding year’s annual meeting of shareholders; and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the Share Authorization (subject to adjustment under Section 4.4 hereof); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of Retirement, death, Disability or a Change in Control, in the terms of the Award Agreement or otherwise.
SECTION 6.     OPTIONS AND STOCK APPRECIATION RIGHTS
6.1Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares, if any, subject to each Award, the Option Price of an Option or the price at which a Stock Appreciation Right shall be granted (the “Grant Price”) and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR, and a Stock Appreciation Right may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. A Participant who has been granted an Option or SAR may be granted additional Options or SARs if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans of the Company described in subsection (d) of Section 422 of the Code) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.
6.2Price.
(a)The Committee in its sole discretion shall establish the Option Price at the time each Option is granted, which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option.
(b)The Committee in its sole discretion shall establish the Grant Price at the time each SAR is granted, which price shall be set forth in an Award Agreement. Except in the case of Substitute Awards (and subject to Section 6.5 hereof in the case of the grant of an Incentive

Stock Option under certain circumstances), the Grant Price of a Stock Appreciation Right may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the SAR is granted on the date of grant of such SAR.
6.3Term. Subject to the Committee’s authority under Section 3.1 hereof and the provisions of Section 6.5 hereof, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under this Plan. Subject to the following sentence, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted. An Award Agreement may provide, or be amended to provide, that the period of time over which an Option or SAR, other than an Incentive Stock Option, may be exercised shall be automatically extended if: (i) on the last day of the term of such Option or SAR the Fair Market Value of one Share exceeds the Option Price or Grant Price, as applicable, of such Option or SAR, and (ii) the Participant’s exercise of such Award would violate applicable securities law; provided, that during the extended exercise period, such Option or SAR may be exercised only to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date, and such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.
6.4Exercise.
(a)Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 hereof, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.
(b)The Committee may impose such conditions with respect to the exercise of Options or SARs, including, but not limited to, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the purchase of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
(c)An Option, or SAR exercisable for Shares, may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price, in the case of an Option, for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.
(d)Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares. Subject to applicable securities laws and at the sole discretion of the Committee (which may be granted or retracted at any time), an Option may also be exercised (i) by delivering a notice of exercise of the Option and simultaneously selling the

Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with the amount of any applicable withholding taxes, or (ii) by the Company withholding from the Participant sufficient Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price of such underlying Award and the amount of any applicable withholding taxes. Until the Participant has been issued the Shares subject to such exercise, the Participant shall possess no rights as a shareholder with respect to such Shares.
(e)A SAR may be exercised in whole or in part at any time after such SAR has become exercisable in accordance with the terms of the applicable Award Agreement; provided, however, that no partial exercise of a SAR exercisable for cash shall result in the cash payment to the Participant of less than $250. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of a SAR, the Award Agreement evidencing such SAR, marked with such notations as the Committee may deem appropriate to evidence such partial exercise, shall be returned to the Participant exercising such SAR, together with the payment described in Sections 6.4(c) or 6.4(f) hereof, as the case may be.
(f)The exercise of a SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal to an amount determined by the Committee and as set forth in an Award Agreement. Unless otherwise determined by the Committee and set forth in an Award Agreement, the exercise of a SAR exercisable for cash shall entitle a Participant to a cash payment, for each such SAR exercised, equal in amount to the excess of (i) the Fair Market Value of a Share on the exercise date, over (ii) the Grant Price of the SAR as reflected in the applicable Award Agreement. All payments under this Section 6.4(f) shall be made as soon as practicable, but in no event later than ten (10) business days, after the effective date of the exercise of the SAR.
(g)Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price (or Grant Price, if applicable) per Share, the Participant has not exercised the Award and the Award has not expired, the Award shall be deemed to have been exercised by the Participant on such day with any Option payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or SAR was deemed exercised, less the number of Shares required to be withheld for the payment of the total Option Price and required withholding taxes. Notwithstanding the foregoing, no such Share withholding shall be made if and to the extent the Participant makes a cash payment to the Company in respect of all or a portion of the total Option Price or required withholding taxes.
6.5Ten Percent (10%) Stock Rule. Notwithstanding any other provisions in this Plan, if at the time an Option or SAR is otherwise to be granted pursuant to this Plan the Participant owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary or Affiliate (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such Participant pursuant to this Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7.     RESTRICTED SHARES AND RESTRICTED SHARE UNITS
7.1Grant.
(a)Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. Awards of Restricted Shares and Restricted Share Units shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of this Plan.
(b)Each Award of Restricted Shares or Restricted Share Units shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Award. Such Award Agreement shall set forth a period of time during which the grantee must remain in continuous employment with, or service to, the Company or a Subsidiary or Affiliate in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, then the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Awards of Restricted Shares and Restricted Share Units.
7.2Delivery of Shares and Transfer Restrictions. Each Award of Restricted Shares may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of this Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Shares. The grantee shall have such rights with respect to the Restricted Shares as the Committee may determine in its discretion, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) the Committee shall determine whether and under what conditions during the restricted period the grantee shall have the right to vote such shares or, subject to Section 15.2 hereof, to receive dividends or whether such dividends on Restricted Shares shall be held in escrow; and (iv) except as determined by the Committee at or after grant, all of the Shares (and any escrowed dividends) shall be forfeited and all rights of the grantee to such shares (and any escrowed dividends) shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to such Award are met. Any Share, any other securities of the Company and any other property distributed with respect to the Shares subject to such Award shall be subject to the same restrictions, terms and conditions as such Restricted Shares.
7.3Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to an

Award of Restricted Shares or in this Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, or the appropriate book-entry registration shall be made. Except as otherwise determined by the Committee at or after grant: (i) Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of; and (ii) all Restricted Shares and all rights of the grantee to such Restricted Shares shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to such Award are met.
7.4Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Except as otherwise determined by the Committee at or after grant: (i) Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of; and (ii) all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, upon a Termination of Service and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
SECTION 8.     PERFORMANCE AWARDS
8.1Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Performance Awards shall include, but are not limited to, Awards of Performance Shares and Performance Units.
8.2Terms and Conditions. Subject to the terms of this Plan and any applicable Award Agreement, the Committee shall determine the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of any Performance Award; provided, however, that such amendment may not materially and adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
8.3Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
8.4Performance Shares. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Awards of Performance Shares shall be granted, the number of Performance Shares to be granted to each Participant, the performance targets and goals to be satisfied, the duration of the period during which, and the conditions under which, the Performance Shares may be forfeited to the Company, and the other terms and conditions of such Awards. Awards of Performance Shares shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which

Award Agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of this Plan.
8.5Performance Units. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Awards of Performance Units shall be granted, the amount of Performance Units to be granted to each Participant, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount and kind of any payment or transfer to be made pursuant to such Awards, and the other terms and conditions of such Awards. Performance Units shall consist of a right that is (i) denominated in cash or shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such Performance Goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Awards of Performance Units shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which Award Agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of this Plan.
SECTION 9.     OTHER STOCK-BASED AWARDS
The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6, 7 or 8 hereof and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, but not limited to, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.
SECTION 10. NON-EMPLOYEE DIRECTOR AWARDS
10.1Non-Employee Director Compensation. The Committee may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units and/or Other Stock-Based Awards. The Committee shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of this Plan and applicable law.
10.2Maximum Non-Employee Director Awards. Notwithstanding anything in this Plan to the contrary, the maximum number of Shares subject to Awards granted during a single calendar year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such calendar year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with Section 15.2 hereof on certain Awards).

SECTION 11. TRANSFERABILITY OF AWARDS
11.1     Transferability. Except as provided in Section 11.2, (i) during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, (ii) Awards shall not be transferable other than by will or the laws of descent and distribution and (iii) no Award shall be subject, in whole or in part, to attachment, execution or levy of any kind. Any purported transfer in violation of the provisions hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.
11.2    Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that no Award may be transferred for value (as defined in the General Instructions to Form S-8).
SECTION 12. TERMINATION OF SERVICE
The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Termination of Service, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe at or after grant.
SECTION 13. CHANGE IN CONTROL
Notwithstanding any other provision of this Plan to the contrary, unless otherwise provided in the applicable Award Agreement, in the event of a Change in Control in which the surviving entity does not assume or otherwise equitably convert or substitute Awards in a manner approved by the Committee or the Board:
(a)any Options and SARs which are outstanding immediately prior to the effective date of such Change in Control, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; provided, however, that if the Fair Market Value of one Share on the effective date of the Change in Control is less than the Option Price or Grant Price, as applicable, of such Options or SARs, then such Options or SARs can be cancelled on such effective date without payment;
(b)the restrictions and deferral limitations applicable to any Restricted Shares shall lapse, and such Restricted Shares shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;
(c)the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and
(d)any Performance Shares, Performance Units and Performance Awards that were outstanding immediately prior to effective date of the Change in Control shall be determined and deemed to have been earned as of the effective date of the Change in Control based upon: (i) an assumed achievement of all relevant Performance Goals at the “target” level, if the Change in Control occurs during the first half of the applicable performance period; or (ii) the actual level of achievement of all relevant Performance Goals against target (or target level of achievement if actual performance is not reasonably determinable), if the Change in Control occurs during the second half of the applicable performance period.

Notwithstanding the foregoing provisions of this Section 13, with respect to Awards that are assumed by the surviving entity in a Change in Control transaction, or are equitably converted or substituted in connection with a Change in Control, in either case in a manner approved by the Committee or the Board, unless otherwise provided in the applicable Award Agreement, the vesting of (or the lapse of restrictions applicable to) such Awards shall not be accelerated unless the Participant’s employment is terminated within two years following the effective date of such Change in Control either (i) by the surviving entity without cause or (ii) by the Participant for good reason. For purposes of this Section 13 and with regard to each such Award, a Participant shall not be considered to have been terminated without cause or to have resigned for good reason unless either (i) the Award Agreement includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company, any Subsidiary or Affiliate, or the surviving entity, as applicable, that includes provisions regarding termination without cause or resignation for good reason.
SECTION 14. AMENDMENT, MODIFICATION, SUSPENSION AND TERMINATION
14.1Amendment, Modification, Suspension and Termination. The Board may amend, alter, suspend, discontinue or terminate this Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without approval of the Company’s shareholders if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
14.2Awards Previously Granted. Subject to Sections 3.1 and 6.2 hereof, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
14.3Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, but not limited to, the events described in Section 4.4 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.
SECTION 15. GENERAL PROVISIONS
15.1Forfeiture Events.
(a)Awards under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the Participant’s provision of services to the Company or any Subsidiary or Affiliate (including, but not limited to, termination for cause), violation of material policies of the Company or any Subsidiary or Affiliate, breach of confidentiality, noncompetition or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that may be deemed detrimental to the business or reputation of the Company or any Subsidiary or Affiliate.
(b)Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or securities exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or securities exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or securities exchange listing requirement), and the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company all or part of the amount of any payment in settlement of any Award granted hereunder.
15.2Dividends and Dividend Equivalents.
(a)Any Participant selected by the Committee may be granted dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Full-Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. The dividends or dividend equivalents with respect to such Awards shall be subject to such terms, conditions, limitations and/or restrictions as determined by the Committee, and shall in all cases be paid as and when determined by the Committee and in a manner that complies with the restrictions under Section 409A of the Code. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.
(b)Any dividend or dividend equivalents that are not paid currently shall be credited by the Company to an account for the Participant for purposes of this Plan and, as determined by the Committee, may be accrued as a cash obligation or may be converted to additional Shares for the Participant, and may accrue interest. The Committee may provide that dividend or dividend equivalents shall be payable based on the achievement of certain Performance Goals.
(c)No dividends or dividend equivalents shall be paid or accrued with respect to Options or SARs, except in connection with an adjustment pursuant to Section 4.4 hereof.
15.3No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
15.4Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under this Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any securities exchange or other market upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
15.5Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate, and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under this Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise or any payment or transfer under an Award or under this Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Any Shares used for such purposes shall be valued at the Fair Market Value of such Shares on the date the tax is to be determined. Taxes, if withheld, will be withheld at no more than the maximum statutory rate or such other rate as would be required to avoid adverse accounting treatment to the Company.
15.6Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of this Plan and any Award Agreement, the terms of this Plan shall prevail.
15.7No Limit on Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, SARs, Restricted Shares, Restricted Share Units, Performance Shares, Performance Units, Performance Awards or Other Stock-Based Awards.
15.8No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under this Plan, unless otherwise expressly provided in an Award Agreement.
15.9Compliance with Section 409A of the Code. Notwithstanding any other provisions of this Plan or any Award Agreement, it is intended that the provisions of this Plan and each Award Agreement comply with Section 409A of the Code, and that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan, or any Award Agreement interpreted, in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, to the extent permitted by and in accordance with regulations and other guidance issued under Section 409A of the Code. To the extent that a payment under an Award constitutes a “deferral of compensation” payable to a “specified employee” on account of “separation from service,” as such terms are defined under Section 409A of the Code, such payment shall not be made earlier than six months following the date of the Participant’s Termination of Service (or if earlier, the Participant’s death). Payment of any Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the date on which the Award is no longer subject to a “substantial risk of forfeiture” and the last day of the “applicable 2 ½ month period,” as such terms are defined in such regulation. Notwithstanding the foregoing, each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed upon him or her, or in respect of any payment or benefit delivered in connection with this Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all such taxes or penalties.
15.10No Rights as Shareholder. Subject to the provisions of this Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under this Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

15.11Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan and any Award Agreement shall be determined in accordance with the laws of the State of Georgia without giving effect to conflicts of laws principles.
15.12Severability. If any provision of this Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of this Plan and any such Award shall remain in full force and effect.
15.13Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
15.14No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
15.15No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
15.16Headings. Headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
SECTION 16. TERM OF THIS PLAN
16.1Effective Date. This Plan shall be effective as of June 10, 2021, provided it has been approved by the Board and by the Company’s shareholders.
16.2Expiration Date. No new Awards shall be granted under this Plan after June 10, 2031. Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after June 10, 2031.